Exhibit 21.1

Subsidiaries of Ebix, Inc.:

Ebix International LLC
Facts Services, Inc.
Ebix Health Exchange Holdings, Inc.
Ebix Health Administration Exchange, Inc.
Ebix Health Administration Exchange, Inc. - India Branch
P.B. Systems, Inc.
Ebix Consulting, Inc.
Vertex, Inc.
Doctors Exchange, Inc.
Ebix Latin America, LLC
A.D.A.M., Inc.
Agency Solutions.com, LLC (d/b/a HealthConnect Systems)
Ebix BPO Division - San Diego (a/k/a ConfirmNet Corporation)
EBIX SOFTWARE INDIA PRIVATE LIMITED
EBIX ASIA HOLDINGS INC. (MAURITIUS)
EIH HOLDINGS KB C/O DELPHI & CO.
EBIX INTERNATIONAL HOLDINGS LIMITED (UK)
EBIX CANADA SOLUTIONS F/K/A 9260-9288 QUEBEC, INC.
EBIX ASIA PACIFIC FZ-LLC (DUBAI)
EBIX VAYAM TECHNOLOGIES PRIVATE LIMITED
EBIX PAYMENT SERVICES PRIVATE LIMITED F/K/A ITZ CASH CARD LTD
EBIX SINGAPORE PTE LTD
EIH HOLDINGS SWEDEN AB
EBIX LATIN AMERICA TECNOLOGIA E CONSULTORIA LTDA F/K/A MCN TECH
EBIX EUROPE LIMITED
WDEV Soluções em Tecnologia S.A.
P.T Adya Tours Indonesia
Flight Raja Travels Singapore
Flight Raja MiddleEast FZ LLC
Ebix Money Express Pvt Ltd
Ebix Travels Pvt Ltd
Ebix Capital Exchange Private Limited
Mercury Travels Limited
Swiss Bureau GmBH
Lawson Travels and Tours (India) Private Limited
Routier Operations Consulting Private Limited
AHA Taxis/WAAH TAXIS Pvt Ltd
LeisureCorp Pvt Ltd
Ebix E-Learning Ventures PTE LTD
MARKETPLACE EBIX TECNOLOGIES PVT LTD
Miles Software Solutions Pvt Ltd
Ebix Technologies Private Limited
Ebix Fincorp Exchange Pte Ltd (Singapore)
Ebix Smartclass Educational Services Private Limited

EbixCash World Money Limited
Flight Raja Travels Philippines
EBIX AUSTRALIA (VIC) PTY LTD
EBIX AUSTRALIA PTY LTD
FINTECHNIX LTD
EBIXEXCHANGE PTY LTD DBA TELSTRA
EBIX NEW ZEALAND
EBIX NEW ZEALAND HOLDINGS
EBIX (THAILAND) CO, LTD.
Ebix Corporate Services Pvt Ltd (renamed from PREMIER EBIX EXCHANGE SOFTWARE PVT)
Ebix Paytech Private Limited (renamed from Goldman Securities)
Buyforex India Limited
Ebix Bus Technologies Pvt Ltd. India
BSE Ebix Insurance Broking Pvt Ltd
Miles software Solutions UK Limited
Miles software Solutions FZ-LLC, UAE
Miles Software Solutions Inc., Philipinnes
MERCURY HIMALAYAN EXPLORATIONS LTD.
KRISH AND RAM FOREX PRIVATE LIMITED
Via Philippines Travel Corporation
EBIXCASH EXCHANGE PTE LTD, Singapore
Ebix Cash De Bureau Limited, Seychelles
Ebix Cash World Money India Limited (formerly known as Weizmann Forex Limited)
Zillious Solutions Private Limited
Ebixcash World Money Limited, Canada (formerly known as Wall Street Finance (Canada) Limited
Itzcash Payment Solutions Limited